Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 27, 2014, with respect to the financial statements and supplemental schedule included in the Annual Report of Books-A-Million, Inc. 401(k) Profit Sharing Plan on Form 11-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of Books-A-Million, Inc. on Forms S-8 (File Nos. 333-34384 and 333-173729).

/s/ GRANT THORNTON LLP

Atlanta, Georgia

June 27, 2014